UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heritage Insurance Holdings, Inc. 2600 McCormick Drive, Suite 300 Clearwater, Florida		33759
(Address of principal executive offices)		(Zip Code)

(727) 362-7202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

Heritage Insurance Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 23, 2017. The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring in 2018, as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Bruce Lucas	13,550,425	3,562,992	9,622,068
Richard Widdicombe	13,282,203	3,831,214	9,622,068
Panagiotis (Pete) Apostolou	13,133,153	3,980,264	9,622,068
Irini Barlas	11,738,603	5,374,814	9,622,068
Trifon Houvardas	13,533,804	3,579,613	9,622,068
James Masiello	9,540,485	7,572,932	9,622,068
Nicholas Pappas	9,490,100	7,623,317	9,622,068
Joseph Vattamattam	13,502,804	3,610,613	9,622,068
Vijay Walvekar	13,467,079	3,646,338	9,622,068

Proposal No. 2: Ratification of Appointment of Grant Thornton LLP to Serve as Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2017

The ratification of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was approved as follows:

FOR	AGAINST	ABSTAIN
25,709,595	1,004,578	21,312

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Dated: June 28, 2017	By:	/s/ Bruce Lucas
	Name:	Bruce Lucas
	Title:	Chairman and Chief Executive Officer